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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 1999 relating to the consolidated financial statements and financial statement schedule of Envirogen, Inc., which appears in Envirogen, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP


Florham Park, New Jersey
July 6, 1999